EXHIBIT 10.4

PERFORMANCE AWARD AGREEMENT
FOR
RESTRICTED STOCK UNITS

Granted by

PEAPACK-GLADSTONE FINANCIAL CORPORATION

under the

PEAPACK-GLADSTONE FINANCIAL CORPORATION
2025 LONG-TERM INCENTIVE PLAN

This Performance Award Agreement for Restricted Stock Units (“Performance RSU Awards” or “Agreement”) is and will be subject to the provisions of the 2025 Long-Term Incentive Plan, as amended (the “Plan”) of Peapack-Gladstone Financial Corporation (the “Corporation”) which are incorporated herein by reference and made a part hereof.  A copy of the Plan has been provided or made available to each person granted a Performance Unit Award pursuant to the Plan.  The holder of these Performance RSU Awards (the “Participant”) hereby accepts these Performance RSU Awards, subject to all the terms and provisions of the Plan and this Agreement, and agrees that all decisions under and interpretations of the Plan and this Agreement by the Compensation Committee of the Board of Directors of the Corporation (“Committee”) will be final, binding and conclusive upon the Participant and the Participant’s heirs, legal representatives, successors and permitted assigns.  Capitalized terms used herein but not defined will have the same meaning as in the Plan.

1.	Participant. The Corporation hereby grants this Award to the Participant as set forth in Exhibit C.

2.	Date of Grant. This Award is made as of the date set forth on Exhibit C.

3.
Total Number of Performance RSU Awards (at Target level).  The Corporation hereby grants the Participant the number Restricted Stock Units (the “Units”) set forth in Exhibit C.  The Award and the Units shall be subject to the terms and conditions set forth in this Agreement and the provisions of the Plan.

The number of Shares covered by the Performance RSU Award to be issued may increase or decrease depending on whether the performance conditions are satisfied as set forth in Exhibit A.

4.
Restricted Stock Units.

The Performance RSU Awards are Restricted Stock Units denominated in Shares, except that no Shares are actually awarded to the Participant on the date of grant.  Rather, the Performance RSU Awards will be settled in Shares upon the satisfaction of the terms and conditions of this Agreement and the Plan.  Each Performance RSU Award granted represents the right to receive one Share on the Determination Date (as defined below) in accordance with this Agreement and the Plan.

5.
Performance Goal(s)/Vesting Schedule.  Except as otherwise provided in this Agreement, the number of Performance RSU Awards earned at the end of the measurement period (referred to herein as the “Performance Period”) is based on the level of achievement of the performance goal(s) set forth in this Agreement.  The Performance Period for the Performance RSU Awards is the period, commencing on the date  and ending on the date set forth in Exhibit A.  The determination date for purposes of vesting of the Award will be no later than March 15 of the calendar year immediately following the Performance Period (or as soon thereafter during year following the Performance Period as achievement or non-achievement of the performance measure can be determined, with any earlier or delayed date being deemed the “Determination Date”).  In order to vest in/earn the Performance RSU Awards: (i) the Committee must certify in writing the level at which the performance measure was achieved; and (ii) the Participant must be employed on the Determination Date, unless the Performance RSU Awards vest/are earned prior to the Determination Date pursuant to Sections 8 or 10 of this Agreement.

The performance measure for the Performance RSU Awards is set forth in Exhibit A.

6.	Terms and Conditions.
6.1
Dividend Equivalent Rights.  If set forth in the Committee’s grantresolutions and noted by marking “x” in the box below, Dividend Equivalent Rights

[   ] will   [   ] will not

be paid on the Performance RSU Awards.  If Dividend Equivalent Rights are to be paid on the Performance RSU Awards, any such Dividend Equivalent Rights shall be credited by the Corporation to an account for the Participant and accumulated, with interest for each calendar year (or portion thereof) at an annual rate equal to the dividend yield rate for the immediately preceding calendar year, until the date upon which the underlying Performance RSU Awards become vested or are earned.  In the event any Performance RSU Awards are forfeited such Dividend Equivalents credited to the Participant with respect to such forfeited RSU Awards and any interest accrued thereon shall be forfeited to the Corporation, and the Participant shall have no rights and the Corporation shall have no liability as to such Dividend Equivalents or interest.

6.2	Voting Rights. The Participant will have no voting right with respect to any Performance RSU Award granted hereunder.
7.
Delivery of Shares.

Subject to Sections 7, 8, 10, 11.7 and 11.9, as soon as practicable, but no later than 30 days, after the Determination Date (the “Payment Date”), the Corporation shall, if applicable, issue the Shares that correspond to the vested Performance RSU Awards to the Participant either via a stock certificate or in bookkeeping entry account with the Corporation’s stock transfer agent.

Delivery of Shares under this Performance RSU Awards will comply with all applicable laws (including, the requirements of the 1934 Act), and the applicable requirements of any securities exchange or similar entity.

8.	Change in Control.

8.1
Performance RSU Awards Are Assumed or Substituted by a Surviving Entity.  With respect to Performance RSU Awards that are assumed by the surviving entity or otherwise equitably converted or substituted in connection with a Change in Control, and within two years following the effective date of a Change in Control, the Participant is terminated without Cause or resigns for Good Reason, the Participant will vest in/earn a portion or all of the Performance RSU Awards as follows: (a) with respect to the number of months employed during the applicable Performance Period associated with the unvested Performance RSU Awards (the “Employment Vesting Period”), the level of achievement of the Corporation during the Employment Vesting Period shall be based upon actual achievement of the performance goals with respect to the unvested Performance RSUs during such period and (b) with respect to the remaining months of the applicable Performance Period associated the unvested Performance RSU Awards (the “Remaining Vesting Period”), the level of achievement of the Corporation during the Remaining Vesting Period shall be based on an assumed Target level of achievement of the applicable performance goals with respect to the unvested Performance RSU Awards during such period.  The Committee shall determine the extent to which the performance goals have been achieved and the level of achievement. The payout to the Participant shall be made as soon as reasonably practicable but in no event later than 60 days following the Participant’s date of termination.

8.2
Performance RSU Awards Are Not Assumed or Substituted by a Surviving Entity.  With respect to Performance RSU Awards that are not assumed by the surviving entity or otherwise equitably converted or substituted in connection with a Change in Control, in the event of a Change in Control, the Participant will vest in/earn a portion or all of the Performance RSU Awards as follows: (a) with respect to the number of months employed during the applicable Performance Period associated with the unvested Performance RSU Awards prior to the effective date of the Change in Control (the “Pre-Change in Control Vesting Period”), the level of achievement of the Corporation during the Pre-Change in Control Vesting Period shall be based upon actual achievement of the performance goals with respect to the unvested Performance RSUs during such period and (b) with respect to the remaining months of the applicable Performance Period associated the unvested Performance RSU Awards (the “Remaining Vesting Period”), the level of achievement of the Corporation during the Remaining Vesting Period shall be based on an assumed Target level of achievement of the applicable performance goals with respect to the unvested Performance RSU Awards during such period.  The

Committee shall determine the extent to which the performance goals have been achieved and the level of achievement. The payout to the Participant shall be made as soon as reasonably practicable but in no event later than 60 days following the Change in Control.

8.3
A “Change in Control” will be deemed to have occurred as defined in accordance with the Plan, provided, however, that to the extent necessary to comply with Section 409A of the Code, a “Change in Control will not be deemed to occur unless the transaction constitutes a “change in control” pursuant to Section 409A of the Code.

9.	Adjustment Provisions.

The Performance RSU Awards will be adjusted based on actual achievement at the end of the Performance Period.
In addition, the Performance RSU Awards may be adjusted equitably in accordance with certain applicable provisions of the Plan, including Section 3.4 thereof.

10.	Effect of Termination of Service on Performance Award.

10.1 The Performance RSU Awards will vest as follows:

(i)
Death.  In the event of the Participant’s termination of service by reason of the Participant’s death prior to the completion of the Performance Period, the Performance RSU Awards will vest/be settled at the Target level.  Alternatively, in the event of the Participant’s termination of service by reason of death after the completion of the Performance Period, but prior to the Determination Date, the Performance RSU Awards will vest/be settled based on the actual level of performance achieved during the Performance Period.  In either case, the underlying Shares will be issued to the Participant’s beneficiary or estate on the Payment Date.

(ii)
Disability.  In the event of the Participant’s termination of service by reason of Disability prior to the completion of the Performance Period, the Performance RSU Awards will vest/be settled at the Target level.  Alternatively, in the event of the Participant’s termination of service by reason of Disability after the completion of the Performance Period, but prior to the Determination Date, the Performance RSU Awards will vest/be settled based on the actual level of performance achieved during the Performance Period.  In either case, the underlying Shares will be issued to the Participant on the Payment Date.

(iii)
Retirement.  Unless otherwise determined pursuant to a Retirement Transition Agreement between the Corporation and the Participant (which shall constitute an amendment to this Agreement), the event of the Participant’s termination of service by reason of Retirement prior to the Determination Date, a portion of the Performance RSU Awards will vest/be settled at Target level, multiplied by a fraction, the numerator of which is the number of months completed during the Performance Period as of the Participant’s date of Retirement (rounded up to the nearest whole month), and the denominator of which is 36. Alternatively, in the event of the Participant’s termination of service by reason of Retirement after completion of the Performance Period but prior to the Determination Date, the Performance RSU Awards will vest/be settled based on the actual level of performance achieved during the Performance Period. In either case, the underlying Shares will be issued to the Participant on the Payment Date.

(iv)	Termination for Cause. If the Participant’s Service has been terminated for Cause, all Performance RSU Awards granted to the Participant hereunder will expire and be forfeited.
(v)
Other Termination.  If a Participant terminates Service for any reason other than due to death, Disability, Retirement, all Performance RSU Awards granted to the Participant hereunder will expire and be forfeited.

11.	Miscellaneous.

11.1
No Performance RSU Awards will confer upon the Participant any rights as a stockholder of the Corporation prior to the date on which the individual fulfills all conditions for receipt of such rights and Shares are transferred to the Participant.

11.2	This Agreement may not be amended or otherwise modified unless evidenced in writing and signed by the Corporation and the Participant.
11.3	The Performance RSU Awards are not transferable.
11.4	The Performance RSU Awards will be governed by and construed in accordance with the laws of the State of New Jersey.
11.5
The Performance RSU Awards are subject to all laws, regulations and orders of any governmental authority that may be applicable thereto and, notwithstanding any of the provisions hereof, the Corporation will not be obligated to issue any Shares hereunder if the issuance of such Shares would constitute a violation of any law, regulation or order or any provision thereof.

11.6	The granting of the Performance RSU Awards does not confer upon the Participant any right to be retained in the employ of, or as a service provider to, the Corporation or any subsidiary.
11.7
Subject to written consent by the Committee, the Participant shall have the right to direct the Corporation (or an affiliate of the Corporation) to collect federal, state and local income taxes and the employee portion of FICA taxes (Social Security and Medicare) with respect to any Performance RSU Award in accordance with the Plan.  Notwithstanding the foregoing, the Corporation shall have the right to require the Participant to pay the Corporation (or an affiliate of the Corporation)

the amount of any tax that the Corporation (or an affiliate of the Corporation) is required to withhold with respect to the settlement of the Performance RSU Awards or sell without notice, a sufficient number of Shares received upon settlement of the Performance RSU Awards to cover the maximum amount required to be withheld under applicable law.

11.8	To the extent any provision of this Agreement conflict with the terms of the Plan, the terms of the Plan shall control.
11.9
Notwithstanding any provision to the contrary and solely to the extent necessary to comply with Section 409A of the Code, if the Participant is a “specified employee” within the meaning of Section 409A of the Code and any distribution of Shares with respect to the Performance RSU Awards are payable due to the Participant’s “separation from service” within the meaning of Section 409A of the Code (hereinafter, referred to as a “Separation from Service”), no payment or distribution of Shares with respect to the Performance RSU Awards shall be made within with the first six months following the Participant’s Separation from Service.  Rather, such payment or distribution of Shares shall be made on the first day of the seventh month following the Participant’s Separation from Service.

[Signature Page Follows on Exhibit C]

EXHIBIT A

(a)	Performance Period:

(b)	Performance Measure:

The performance measure for the Performance RSU Awards is based on the following:
1.
60% based on the Corporation’s cumulative earnings per share (“EPS”) growth as compared to the cumulative EPS growth of each member of a selected peer group of the Corporation as set forth in Exhibit B (the “Peer Group”) during the Performance Period;

2.	20% based on [Liquidity growth as compared to the cumulative Liquidity growth of each member of the Peer Group during the Performance Period]; and
3.	20% based on [Credit growth as compared to the cumulative Credit growth of each member of the Peer Group during the Performance Period].
The Committee, in its sole discretion, may modify the Peer Group to reflect changes to the Peer Group members (e.g., as a result of a merger).  The Committee, in its sole discretion and in accordance with the Plan, may also make adjustments to the actual EPS, Liquidity and/or Credit growth results of the Corporation to reflect non-recurring or unusual items during the Performance Period.
Vesting of the Performance RSU Awards is based on the Corporation’s cumulative EPS growth performance relative to the Peer Group during the Performance Period as follows:
Threshold Cumulative EPS, Liquidity, and Credit Growth During the Performance Period Compared to the Peer Group (25th Percentile)	Target Cumulative EPS, Liquidity, and Credit Growth During the Performance Period Compared to the Peer Group (50th Percentile)	Maximum Cumulative EPS, Liquidity, and Credit Growth During the Performance Period Compared to the Peer Group (75th Percentile)

If the Corporation’s cumulative EPS, Liquidity, and Credit growth during the Performance Period falls: (1) below the Threshold level; (2) between the Threshold and Target levels; or (3) between the Target and Maximum levels, the number of Performance RSU Awards earned will be calculated by interpolating between payout levels for performance between performance levels.  In no event shall the number of Performance RSU Awards earned exceed the number of awards at the Maximum level, regardless if the Corporation’s cumulative EPS, Liquidity, and Credit growth during the Performance Period is greater than the 75th percentile of the Peer Group.

EXHIBIT B

Peer Group

Company Name	Ticker	City	State	Cumulative EPS % During Performance Period	Liquidity	Credit

EXHIBIT C

1.  Name of Participant.
2.  Date of Grant. As of [DATE]

3.	Total Number of Performance RSU Awards (at Target level). [#]
The number of Shares covered by the Performance RSU Award to be issued may increase or decrease depending on whether the performance conditions are satisfied as set forth in Exhibit A.

IN WITNESS WHEREOF, the Corporation has caused this Agreement to be executed in its name and on its behalf as of the date of grant of this award set forth above.
PEAPACK-GLADSTONE FINANCIAL CORPORATION

By: _____________________________________________
Its: _____________________________________________

PARTICIPANT’S ACCEPTANCE
The undersigned hereby accepts the foregoing Performance RSU Awards and agrees to the terms and conditions hereof, including the terms and provisions of the 2025 Long-Term Incentive Plan.  The undersigned hereby acknowledges receipt of a copy of the Plan and related prospectus.
PARTICIPANT

___________________________________________________
Date  __________